UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
 (Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 11, 2016

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-205960 (1933 Act)	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 17, 2016, or the Form 8-K, we, through GAHC4 Lafayette LA ALF, LLC and GAHC4 Lafayette LA MC, LLC, our wholly owned subsidiaries, entered into two separate assignments of asset purchase agreements, or collectively, the Assignments, with Seniors Investments II, LLC, or assignor, and Colonial Oaks Assisted Living Lafayette, LLC and Colonial Oaks Memory Care Lafayette, LLC, or collectively, subtenant assignees, whereby we assumed assignor’s rights, title and interest as buyer under two separate Asset Purchase Agreements, as described in the Form 8-K, relating to the acquisition of certain real property assets in connection with Lafayette Assisted Living Portfolio. The Form 8-K references an aggregate purchase price of $16,500,000, plus closing costs, in connection with this acquisition.

Additionally, we also previously reported in the Form 8-K that, concurrent with the execution of the Assignments, we, through GAHC4 Lafayette LA ALF, LLC and GAHC4 Lafayette LA MC, LLC, entered into a Closing Agreement with assignor, Colonial Oaks Master Tenant, LLC, or tenant, and subtenant assignees. We are filing this Current Report on Form 8-K/A, or Form 8-K/A, to amend our disclosure in the section entitled “Closing Agreement” under Item 1.01 of the Form 8-K to include our obligation to pay to tenant an initial tenant allowance in the aggregate amount of $250,000 upon the closing of the acquisitions under the Asset Purchase Agreements, pursuant to the master lease to be entered into at closing between the tenant and us, as a material term of the Closing Agreement. Accordingly, our total aggregate purchase price for the acquisition of certain real property assets in connection with Lafayette Assisted Living Portfolio is $16,750,000, plus closing costs.

Except as otherwise set forth herein, no other amendments to the Form 8-K are made by this Form 8-K/A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.

November 23, 2016	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer